UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2015

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes to Incentive Compensation Plan for 2016

The Management Development and Compensation Committee (the “Committee”) of Lockheed Martin Corporation (the “Corporation’) has reviewed the Corporation’s executive compensation program, including input as to that program received from stockholders.

On September 24, 2015, the Board of Directors of the Corporation, acting upon the recommendation of the Committee, approved amendments to the Lockheed Martin Corporation 2006 Management Incentive Compensation Plan (Performance-Based) (the “Incentive Compensation Plan”), effective January 1, 2016. The Incentive Compensation Plan provides executives the opportunity to earn annual cash incentives based on performance measured against pre-established performance targets.

As described in the Compensation Discussion and Analysis section of the Corporation’s 2015 proxy statement, under the Incentive Compensation Plan prior to the amendments, annual cash incentives were determined based on a three-factor formula encompassing the participant’s individual performance, the performance of his or her business area, as applicable, and the performance of the Corporation or enterprise as a whole, with performance measured based on annual financial, strategic and operational goals. Awards were determined using a “multiplicative approach” based on these factors (target award multiplied by each of the factors), with annual incentive payouts ranging from 0% to 200% of the target award.

The changes approved to the Incentive Compensation Plan for 2016 simplify this formula with annual cash incentives for the named executive officers named in the Corporation’s proxy statement (the “NEOs”) and certain other senior executive officers determined based solely on enterprise performance (target award multiplied by an enterprise performance factor), with enterprise performance measured based on annual financial, strategic and operational goals. Performance for other participants may also include an assessment of individual performance based on individual performance goals, with relative weighting of enterprise performance and individual performance determined by role. The Board of Directors may make an upward or downward (including to zero) adjustment to the proposed amount of incentive compensation award otherwise payable to the participant in its discretion. Annual incentive payouts for any participant may not exceed 200% of the target award. As in prior years, the Committee retains discretion in setting target levels for participants, choosing and approving metrics, assigning weighting to the metrics, and assessing performance.

Under the revised plan design, the financial measures included in the enterprise performance factor will be weighted 70% and will consist of sales (weighted 20%), segment operating profit (weighted 40%) and cash from operations (weighted 40%). Consistent with prior years, the specific financial goals will be established by the Committee early in the performance year (no later than March 30) based on the annual enterprise-wide goals for these measures. The Corporation’s long-range plan values for these measures included in the guidance disclosed publicly by the Corporation is used to determine the target level (100%), and maximum (200%) and threshold (50%) levels around these targets are established based on a review of historical performance against long-range plan commitments for each of the metrics. The Committee then uses straight line interpolation between target and both maximum and minimum historical performance levels. Under the revised plan design, the strategic and operational measures included in the enterprise performance factor will be weighted the remaining 30% and will consist of goals based on the Corporation’s strategic and operational commitments for the year such as meeting focus and keep sold program objectives, international sales objectives, performing successfully (achieving mission success) on identified critical events, absence of “red programs,” voluntary attrition, diversity and inclusion, and other strategic and operational measures determined by the Committee no later than March 30 of the performance year.

As in prior years, under the terms of the Incentive Compensation Plan, the Chief Executive Officer’s bonus may not exceed 0.3% of adjusted net cash flow from operations for the plan year and the bonus for each of the other NEOs cannot exceed 0.2% of adjusted net cash flow from operations for the plan year.

Amendment of Incentive Performance Award Plan

On September 24, 2015, the Board of Directors, acting upon the recommendation of the Committee, also amended the Lockheed Martin Corporation 2011 Incentive Performance Award Plan (the “2011 Plan”), effective September 24, 2015. The 2011 Plan required that restricted stock awards and restricted stock units be subject to a minimum three year cliff vesting schedule with exceptions for certain separations from service and required tax withholding obligations. The 2011 Plan was amended to provide additional flexibility to permit ratable vesting over three years for restricted stock awards and restricted stock units. No change is currently being made to the long term incentive compensation mix for the NEOs, which include restricted stock units that vest 100% three years from the date of grant. No other changes were made to the 2011 Plan. The 2011 Plan was previously approved by the Corporation’s stockholders. As the changes are not dilutive, the changes to the 2011 Plan do not constitute material changes under New York Stock Exchange listing standards; accordingly stockholder approval was not required.

The foregoing summary description of the amendments to the Incentive Compensation Plan and the 2011 Plan are not intended to be complete and are qualified in their entirety by reference to the complete text of the Incentive Compensation Plan and the 2011 Plan attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Lockheed Martin Corporation Amended and Restated 2006 Management Incentive Compensation Plan (Performance-Based), amended and restated effective January 1, 2016

10.2	Lockheed Martin Corporation 2011 Incentive Performance Award Plan, amended and restated effective September 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lockheed Martin Corporation

Date: September 24, 2015	by:	/s/ Stephen M. Piper
Stephen M. Piper
Vice President and Associate General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lockheed Martin Corporation Amended and Restated 2006 Management Incentive Compensation Plan (Performance-Based), amended and restated effective January 1, 2016

10.2	Lockheed Martin Corporation 2011 Incentive Performance Award Plan, amended and restated effective September 24, 2015